Exhibit 10.7

SECOND AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of August 13, 2013, by and between HERCULES TECHNOLOGY GROWTH CAPITAL, INC. (“Lender”) and OCZ TECHNOLOGY GROUP, INC. (“OCZ”), and each of its Domestic Subsidiaries and SANRAD INC. (hereinafter together with OCZ collectively referred to as “Borrower”).

RECITALS

Borrower and Lender are parties to that certain Loan and Security Agreement dated as of March 11, 2013,as amended by a First Amendment to Loan and Security Agreement dated as of June 13, 2013 (as further amended from time to time, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment. Unless otherwise defined herein, capitalized terms in this Amendment shall have the meanings assigned in the Agreement.

Now, THEREFORE, the parties agree as follows:

1. (a) The definitions of “Revolving Loan Maturity Date” and “Term Loan Maturity Date” in the Agreement are hereby amended in their entireties to read as follows:

“Revolving Loan Maturity Date” means June 1, 2014.”

“Term Loan Maturity Date” means June 1, 2014.”

(b) The following defined terms are hereby added to Section 1.1 of the Agreement in its appropriate alphabetical position:

“Convertible Debentures” means the Borrower’s 9% Senior Secured Convertible Debentures due August 13, 2014 in a principal amount of up to $13,100,000.00, and the guarantees thereof by the Subsidiaries of the Borrower.

“Subordination Agreements” means the Subordination Agreements dated August 12, 2013 between the Lender and each of the holders of the Convertible Debentures with terms and provisions acceptable to the Lender.

2. Section 2.1 is hereby amended to add a new sub-section (g) as follows:

“(g) Notwithstanding anything contained in this Agreement to the contrary, the Lender shall have no obligation to make any Revolving Advances except in the sole and absolute discretion of the Lender; provided that, and for the avoidance of doubt, in determining Borrower’s Liquidity under this Agreement, the calculation shall include unused availability under the Revolving Loan Facility.”

3. Section 2.2(d) is hereby amended by amending and restating the second sentence thereof to read in its entirety as follows:

“Borrower shall repay the aggregate Term Loan principal balance that is outstanding on October 31, 2013 in equal monthly installments of principal and interest beginning November 1, 2013 (calculated on a mortgage style basis as if the final maturity date was thirty (30) months after the date of the initial installment, and with respect to the aggregate amount of Term Loan Advances made prior to such date, without giving effect to any Term Loan PIK Interest accrued) and continuing on the first Business Day of each month thereafter.”

4. Section 7.1(c) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(c) As soon as practicable (and in any event, by September 16, 2013 for the fiscal years ending February 29, 2012 and February 28, 2013) and within one hundred twenty (120) days after the end of each fiscal year thereafter, unqualified audited financial statements as of the end of such year (prepared on a consolidated basis) (provided that the audited financial statements for the fiscal years ended February 29, 2012 and February 28, 2013 may be with qualification which (x) is of a “going concern” or similar nature or (y) relates to the limited scope of examination of matters relevant to such financial statement), including balance sheet and related statements of income and cash flows, and setting forth in comparative form the corresponding figures for the preceding fiscal year, certified by a firm of independent certified public accountants of recognized national standing, accompanied by any management report from such accountants.”

5. Section 7.5 of the Agreement is hereby amended by (i) replacing the word “and” where it appears immediately before clause (ii) of such section with a comma (“,”) and (ii) inserting the following clause at the end thereof:

“and (iii) the Borrower may enter into the redemption obligations contained in the Convertible Debentures, subject to the terms of the Subordination Agreements.”

6. Section 7.6 of the Agreement is hereby amended by (i) replacing the word “and” where it appears immediately before clause (iv) of the proviso to such section with a comma (“,”) and (ii) inserting the following clause at the end thereof:

“and (v) restrictions or conditions imposed by the Convertible Debentures.”

7. Section 7.8 of the Agreement is hereby amended and restated in its entirety to read as follows:

7.8 Distributions. Borrower shall not, and shall not allow any Subsidiary to, (a) repurchase or redeem any class of stock or other equity interest other than pursuant to (x) employee, director or consultant repurchase plans or other similar agreements, provided, however, in each case the repurchase or redemption price does not exceed the original consideration paid for such stock or equity interest, or (y) by means of cashless exercise of warrants or other securities convertible into, or exchangeable for, the Borrower’s stock, or (b) declare or pay any cash dividend or make a cash distribution on any class of stock or other equity interest, except that (i) a Subsidiary may pay dividends or make distributions to Borrower or to another Subsidiary and (ii) OCZ may pay regularly scheduled payments of interest to the holders of the Convertible Debentures (provided that such cash interest rate does not exceed 9% per annum) issued pursuant to Section 7.16(c), if immediately prior to and after giving effect thereto, no Event of Default shall have occurred and be continuing or (c) lend money to any employees, officers or directors or guarantee the payment of any such loans granted by a third party in excess of $250,000 in the aggregate or (d) waive, release or forgive any indebtedness owed by any employees, officers or directors in excess of $250,000 in the aggregate

8. Section 7.16(c) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(c) Subsequent Financing. Borrower shall raise a minimum of $20,000,000.00 in gross cash proceeds through the sale of new equity or subordinated debt no later than January 31, 2014, of which an amount of not less than $10,000,000.00 shall have been raised concurrently with the effectiveness of the Second Amendment to the Agreement.”

9. Section 7.16 of the Agreement is hereby amended by inserting immediately after Section 7.16(c) the following:

“Notwithstanding this Section 7.16, if, prior to delivery of the Company’s quarterly financial statements for any fiscal quarter, the Company shall have taken action to improve its Liquidity to the satisfaction of Lender, such as a new financing transaction, then the financial covenants in Section 7.16(a) or (b) shall be deemed to be waived by Lender until the Company delivers its quarterly financial statements for its next succeeding fiscal quarter.”

10. Section 7.17 of the Agreement is hereby amended by amending and restating the last sentence thereof to read in its entirety as follows:

“Further, not later than November 30, 2013, Lender shall have received from Borrower, in form and substance reasonably satisfactory to Lender a fully executed pledge of sixty-five percent (65%) of the stock of all of Borrower’s other Subsidiaries organized outside of the United States that have not been dissolved during such one hundred and fifty (150) day period.”

11. Upon the effectiveness of this Amendment, Lender hereby agrees that the Convertible Debentures constitute “Subordinated Indebtedness” for purposes of the Agreement and agrees that the Convertible Debentures are subordinated to the Secured Obligations pursuant to the Subordination Agreements.

12. Upon the effectiveness of this Amendment, Lender hereby waives any Events of Default existing prior to the date hereof (the “Existing Defaults”).

13. In connection with and to accommodate the Borrower’s issuance of the Convertible Debentures and in consideration of Lender’s waiver of the Existing Defaults and other good and valuable consideration, Lender agrees to exchange its Warrants for a fee in the amount of $6,500,000.00 (the “Warrant Exchange Fee”) that shall be due and payable upon the earlier to occur of (a) the consummation of any sale of all or any material portion of the Borrower’s assets in one or a series of transactions, the merger, consolidation, share exchange or similar transaction of the Borrower with or into another corporation, company or other entity or a Change of Control, (b) the payment in full in cash of the then outstanding principal amount of and all accrued and unpaid interest on the Convertible Debentures, (c) the Term Loan Maturity Date, or (d) the payment in full of the outstanding Secured Obligations. The Warrant Exchange Fee shall not bear interest. The Warrant Exchange Fee shall constitute Secured Obligations under the Agreement and shall be secured by the Collateral. The Warrant Exchange Fee is deemed fully earned by Lender as of the date hereof regardless of the payment date thereof. Notwithstanding the foregoing provisions of this Section 13 to the contrary, Borrower shall not make and Lender shall not accept the payment of the Warrant Exchange Fee unless and until the principal amount of the outstanding Convertible Debentures and all accrued and unpaid interest, fees and other amounts due and payable thereon shall have been paid in full or otherwise converted into shares of the Borrower’s common stock.

14. The Agreement, as amended hereby, shall remain in full force and effect in accordance with its terms. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Lender under the Loan Documents, as in effect prior to the date hereof.

15. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

16. As a condition to the effectiveness of this Amendment, Lender shall have received, in form and substance satisfactory to Lender, the following:

(a) this Amendment, duly executed by Borrower;

(b) payment of Lender’s reasonable expenses incurred in connection with this Amendment;

(c) Concurrently herewith, the Borrower shall have issued the Convertible Debentures and received the cash proceeds from the sale thereof; and

(d) Lender and the holders of the Convertible Debentures shall have concurrently herewith entered into the Subordination Agreements.

(SIGNATURES TO FOLLOW)

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

OCZ TECHNOLOGY GROUP, INC.

By: /s/ Ralph Schmitt
Title: President and CEO

SANRAD INC.

By: /s/ Rafael Torres
Title: Treasurer

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

By:	/s/ K. Nicholas Martitsch
Title: Associate General Counsel